SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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____________________________ TENGASCO, INC. ______________________________________________

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TENGASCO, INC.
10215 TECHNOLOGY DRIVE N.W.
KNOXVILLE, TENNESSEE 37932

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 2, 2008

TO THE STOCKHOLDERS:

     Notice is hereby given that the 2008 annual meeting of stockholders (the "Annual Meeting") of Tengasco, Inc. (the "Company") has been called for and will be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee 37922 at 9:00 A.M., local time, on Monday, June 2, 2008 for the following purposes:

1.      To elect Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas to the Board of Directors to hold office until their successors shall have been elected and qualify;

2.     To approve amendments to the Tengasco, Inc. Stock Incentive Plan to (i) increase the number of shares of common stock that may be issued under the Plan by 3,500,000 shares and (ii) extend the term of the Plan for an additional ten years;

3.      To ratify the appointment by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC to serve as the independent certified public accountants for the current fiscal year; and

     4.      To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 10, 2008 as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932, for ten (10) days prior to June 2, 2008.

                              By Order of the Board of Directors

                              Jeffrey R. Bailey, Chief Executive Officer
Dated: April 25, 2008

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

TENGASCO, INC.

PROXY STATEMENT

GENERAL

     This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the "Company" or "Tengasco"), with offices located at 10215 Technology Drive, N.W., Suite 301, Knoxville, Tennessee 37932, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on June 2, 2008 and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately April 25, 2008.

     You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your share ownership is recorded directly, you will receive a proxy card. Voting instructions are included on the proxy card. If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker will issue you a voting instruction form that you use to instruct them how to vote your shares. Your broker must follow your voting instructions. Although most brokers and nominees offer mail, telephone and internet voting, availability and specific procedures will depend on their voting arrangements.

     If a proxy is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by a stockholder voting in person at the Annual Meeting. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the directors named therein, FOR the approval of amendments to the Tengasco, Inc. Stock Incentive Plan to (i) increase the number of shares of common stock that may be issued under the Plan by 3,500,000 shares and (ii) extend the term of the Plan for an additional ten years from October 24, 2010 to October 24, 2020 and FOR the ratification of the selection by the Audit Committee of the Board of Directors of Rodefer Moss & Co, PLLC, as the independent certified public accountants of the Company.

     A copy of the Company’s Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2007 ("Fiscal 2007"), which contains financial statements audited by the Company's independent certified public accountants accompanies this proxy statement.

     The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed Annual Report on Form 10-K and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS

     The Board of Directors has fixed the close of business on April 10, 2008 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

     As of the Record Date, 59,158,750 shares of the Company's common stock, $.001 par value per share are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of common stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter that will be submitted to the stockholders.

     Management knows of no business other than that specified in Items 1, 2 and 3 of the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The following table sets forth the share holdings of those persons who own more than 5% of the Company's common stock as of April 10, 2008 with these computations being based upon 59,158,750 shares of common stock being outstanding as of that date and as to each shareholder, as it may pertain, assumes the exercise of options or warrants granted or held by such shareholder as of April 10, 2008.

Five Percent Stockholders1

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class
Dolphin Offshore Partners, L.P. c/o Dolphin Asset Management Corp. PO Box 16867 Fernandina, FL 32035	Stockholder	21,107,492 [2]	35.6%

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

GENERAL

     Article III, paragraph number 2 of the Company's Bylaws provides that the number of directors of the Company shall be a minimum of three and a maximum of ten. The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. Five nominees are put forth before the stockholders for election to the Board of Directors at the Annual Meeting. All of the nominees are presently directors of the Company and Mr. Jeffrey R. Bailey, one of the director-nominees is also presently the Chief Executive Officer of the Company.

     The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified.

     Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only one member of the Board is involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held seven meetings in Fiscal 2007. All directors who are up for re-election attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served during Fiscal 2007. Although it has no formal policy requiring attendance, the Company encourages all of its directors to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting and it is anticipated that all of the director-nominees will attend this year’s Annual Meeting.

     There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

Identification of Director-Nominees

     The following table sets forth the names of all current director-nominees.

Name	Positions Held	Date of Initial Election or Designation
Jeffrey R. Bailey 2306 West Gallaher Ferry Knoxville, TN 37932	Director; Chief Executive Officer	2/28/03-8/11/04; 10/21/04 7/17/02
Matthew K. Behrent c/o EDC LLC 825 Eighth Avenue, 23[d] Floor New York, NY 10019	Director	3/27/07
John A. Clendening 1031 Saint Johns Drive Maryville, TN 37801	Director	2/28/03
Carlos P. Salas c/o Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	Director	8/12/04
Peter E. Salas c/o Dolphin Management Inc. PO Box 16867 Fernandina, FL 32035	Director; Chairman of the Board	10/8/02 10/21/04

      Background of Directors

     The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

     Jeffrey R. Bailey is 50 years old. He graduated in 1980 from New Mexico Institute of Mining and Technology with a B.S. degree in Geological Engineering. Upon graduation he joined Gearhart Industries as a field engineer working in Texas, New Mexico, Kansas, Oklahoma and Arkansas. Gearhart Industries later merged with Halliburton Company. In 1993 after 13 years working in various field operations and management roles primarily focused on reservoir evaluation, log analysis and log data acquisition he assumed a global role with Halliburton as a petrophysics instructor in Fort Worth, Texas. His duties were to teach Halliburton personnel and customers around the world log analysis and competition technology and to review analytical reservoir problems. In this role Mr. Bailey had the opportunity to review reservoirs in Europe, Latin America, Asia Pacific and the Middle East developing a special expertise in carbonate reservoirs. In 1997 he became technical manager for Halliburton in Mexico focusing on finding engineering solutions to the production challenges of large carbonate reservoirs in Mexico. He joined the Company as its Chief Geological Engineer on March 1, 2002. He was elected as President of the Company on July 17, 2002 and is presently the Company’s Chief Executive Officer. He was elected as a Director on February 28, 2003 and served as a Director until August 11, 2004. He was again elected to the Company’s Board of Directors on October 21, 2004.

      Matthew K. Behrent is 37 years old. He currently is an Executive Vice President, Corporate Development a t Entertainment Distribution Company, Inc (NasdaqNM: EDCI ), a company engaged in the manufacture and distribution of CD's and DVD's primarily for Universal Music. Before joining EDCI in June, 2005 , Mr. Behrent was an investment banker, working as a Vice-President at Revolution Partners, a technology focused investment bank in Boston, from March 2004 until June 2005 and as an associate in Credit Suisse First Boston Corporation's technology mergers and acquisitions group from June 2000 until January 2003. From June 1998 to May 2000, Mr. Behrent practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and mergers and acquisitions transactions. Mr. Behrent received his J.D. from Stanford Law School in 1997, and his B.A. in Political Science and Political Theory from Hampshire College in 1992. He became a Director of the Company on March 27, 2007.

     Dr. John A. Clendening is 76 years old. He received B.S. (1958), M.S. (1960) and Ph. D. (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1992. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992-1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999 he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco's acquisition in the early 1970's of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now the Company’s Paul Reed # 1 well. He further recognized the area to have significant oil and gas potential and is credited with discovery of the field that is now known as the Company's Swan Creek Field. Dr. Clendening previously served as a Director of the Company from September 1998 to August 2000. He was again elected as a Director of the Company on February 28, 2003.

     Carlos P. Salas is 36 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Before joining Dolphin Advisors, Mr. Salas led corporate finance and mergers and acquisitions advisory assignments for middle-market clients as an investment banker with Donaldson, Lufkin & Jenrette ("DLJ") in Los Angeles and later with Credit Suisse First Boston Corporation when the latter acquired DLJ. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York, advising financial sponsors and corporate clients in connection with financings and cross-border mergers and acquisitions transactions. Mr. Salas received his J.D. from The University of Chicago and his B.A. in Philosophy from New York University. He was elected to the Company’s Board of Directors on August 12, 2004. Mr. Salas also serves on the board of William Controls, Inc.

     Peter E. Salas is 53 years old. He has been President of Dolphin Asset Management Corp. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years. He received an A.B. degree in Economics from Harvard in 1978. Mr. Salas was elected to the Board of Directors on October 8, 2002. Mr. Salas also serves on the boards of Williams Controls, Inc. and Southwall Technologies, Inc.

     Director Independence

     The Company qualifies as a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K because its public float as of the last business day of the Company’s most recent second fiscal quarter (June 30, 2007) was less than $75 million. As a result, the rules of the American Stock Exchange (the “AMEX”) require that at least fifty (50%) percent of the members of the Company’s Board of Directors be independent in that they are not officers of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The rules of the AMEX also require since the Company is a smaller reporting company that the Company’s Board of Directors’ Audit Committee be comprised of at least two members all of whom qualify as independent under the criteria set forth in Rule 10 A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that three of the five director-nominees, Matthew K. Behrent, John A. Clendening and Carlos P. Salas, are independent as defined by the listing standards of the AMEX, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. In reaching its determination, the Board of Directors reviewed certain categorical independence standards it has adopted to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director will not qualify as an independent director under the Rules of the AMEX if:

•	The Director is, or has been during the last three years, an employee or an officer of the Company or any of its affiliates;

•

The Director has received, or has an immediate family member[3] who has received, during any twelve consecutive months in the last three years any compensation from the Company in excess of $100,000, other than compensation for service on the Board of Directors, compensation to an immediate family member who is an employee other than an executive officer, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	The Director is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

•

The Director, or an immediate family member, is a partner in, or controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•

The Director, or an immediate family member, is employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executives serve on that entity’s compensation committee.

•

The Director, or an immediate family member, is a current partner of the Company’s outside auditors, or was a partner or employee of the Company’s outside auditors who worked on the Company’s audit at any time during the past three years.

The following additional categorical standards were employed by the Board in determining whether a director qualified as independent to serve on the Audit Committee and provide that a director will not qualify if:

•	The Director directly or indirectly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	The Director is an affiliated person[4] of the Company or any of its subsidiaries.

     Committees

     The Company’s Board has operating audit, nomination and governance, compensation/stock option, and frontier exploration committees.

          Audit Committee

     In Fiscal 2007, director-nominees John A. Clendening, Carlos P. Salas and Matthew K. Behrent were the members of the Audit Committee. Mr. Behrent was the Chairman of the Committee and the Board of Directors determined that Mr. Behrent was an “audit committee financial expert” as defined by applicable Securities and Exchange Commission (“SEC”) regulations. Each of the members of the Audit Committee met the independence and experience requirements of the AMEX, the applicable Securities Laws, and the regulations and rules promulgated by the SEC.

The Audit Committee adopted an Audit Committee Charter during fiscal 2001. In 2004, the Board adopted an amended Audit Committee Charter, a copy of which is available on the Company’s internet website, www.tengasco.com. The Audit Committee reviews and reassess the Audit Committee Charter annually.

The Audit Committee's functions are:

•

To review with management and the Company’s independent auditors the scope of the annual audit and quarterly statements, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	To review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditors;

•	To monitor the independent auditor's relationship with the Company;

•	To advise and assist the Board of Directors in evaluating the independent auditor's examination;

•	To supervise the Company's financial and accounting organization and financial reporting;

•

To nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed; and

•	To review and consider fee arrangements with, and fees charged by, the Company’s independent auditors.

The Audit Committee met six times in Fiscal 2007 with the Company’s auditors, including to discuss the audit of the Company’s year end financial statements. It is intended that if elected as directors in 2008 Messrs. Clendening, and Salas will continue to serve as members of the Audit Committee along with Mr. Behrent who will serve as the Chairman of the Committee and as its designated financial expert.

                Audit Committee Report

     The Audit Committee has:

I.

Reviewed and discussed the Company’s unaudited financial statements for the first three quarters of Fiscal 2007 and the Company’s audited financial statements for the year ended December 31, 2007 with the management of the Company and the Company’s independent auditors;

II.

Discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company’s financial statements; and

III.

Received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company’s financial statements, has discussed with representatives of the Company’s independent auditors the auditors independence from management and the Company and satisfied itself as to the Company’s auditors independence.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the unaudited financial statements for each of the first three quarters of Fiscal 2007 be included in the Quarterly Reports on Form 10-Q for those quarters and that the audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

                              Members of the Audit Committee

                              Matthew K. Behrent
                              John A. Clendening
                              Carlos P. Salas

          Nomination and Governance Committee

     In Fiscal 2007, the members of the Nomination and Governance Committee were director-nominees Carlos P. Salas and Matthew K. Behrent with Mr. Salas acting as Chairman. As stated above, the Company believes that each member of the Committee was independent as that term is defined under the rules of the AMEX. The Committee met one time in Fiscal 2007. The Committee, among other duties, determines the slate of director candidates to be presented for election at the Company’s annual meeting of shareholders. Although the Company does not have a nominating committee charter, the Company’s Board of Directors has adopted procedures for annual director nominations by the Nomination and Governance Committee. Those procedures provide that the qualifications that should be met by any person recommended as a nominee for a position on the Company’s Board of Directors should include one or more of the following: a background or experience in oil and gas exploration, production, transportation, geology, construction, finance or in another business, government service, or profession that would reasonably enable the nominee to provide seasoned and reputable service to the shareholders of the Company in the performance of the duties of a member of the Board of Directors. In addition to these qualifications, a nominee must be willing to serve without a right to receive compensation for such service. The Committee has not paid fees to any third party to identify, evaluate or to assist in identifying or evaluating, potential nominees, but may do so in the future if it determines it necessary.

     The Company has no separate policy with regard to the consideration of any director candidates recommended by security holders. However, the Nomination Committee will consider director candidates recommended by security holders provided that such nominations are timely made as set forth hereinafter under the heading “Stockholders Proposals”. Any person recommended by a security holder to serve on the Board of Directors is considered upon the same terms as candidates recommended by any other person. To date, the Company has not received any recommendations from shareholders requesting that the Nomination and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

     Among the nominating procedures adopted are the following: (1) Any shareholder, officer, or director may recommend for nomination any person for the slate of candidates for membership on the Company’s Board of Directors to be presented to the shareholders at the Company’s annual meeting of shareholders. Such recommendations must be furnished in writing addressed to the Company’s Board of Directors at the Company’s principal offices. All such nominations will be furnished to the Nomination Committee which may conduct interviews, investigations or make other determinations as to the qualifications of such recommended persons. (2) Any then-current members of the Board of Directors desiring to stand for re-election may be placed on the slate of directors for re-election without further inquiry as to their qualifications. (3) The Nomination Committee will meet to determine the slate of candidates for the Board in such a manner and at such a time so as not to delay either the mailing of the proxy statement to the Company’s shareholders or the annual meeting of shareholders. At such meeting, each recommended person including directors standing for re-election shall be subject to affirmative vote of half or more of the members of the Nomination Committee for inclusion on the slate of nominees. (4) The adopted procedures apply only to the determination of the slate of directors to be presented for election at the annual meeting of the shareholders. Any vacancies on the Board of Directors following the annual meeting of shareholders may be filled in the manner currently applicable under the Company’s Charter, Bylaws, and applicable state law. (5) The procedures adopted may be amended from time to time by the Board of Directors or by the Nomination Committee, in order to comply with any applicable provision or interpretation of any rule, statute, or stock exchange rule of the exchange on which the Company’s stock may be listed.

     The nomination procedures adopted are posted on the Company’s internet website at www.tengasco.com. In the event of any such amendment to the procedures, the Company intends to disclose the amendments on the Company's internet website within five business days following such amendment.

     The Nomination Committee determined the slate of candidates for the Board of Directors presented for election at this year’s Annual Meeting.

     The other function of this Committee is to oversee the Company’s compliance with the corporate governance requirements of the SEC and the AMEX. The Chairman of the Committee, Carlos P. Salas, is an attorney with experience in the area of securities law.

          Compensation/Stock Option Committee

     The members of the Compensation/Stock Option Committee in Fiscal 2007 were director-nominees John A. Clendening and Carlos P. Salas with Mr. Clendening acting as Chairman. Messrs. Salas and Clendening both meet the current independence standards established by the AMEX.

The Board of Directors has adopted a charter for the Compensation/Stock Option Committee which is available at the Company’s internet website, www.tengasco.com

     The Compensation/Stock Option Committee’s functions, in conjunction with the Board of Directors, are to provide recommendations with respect to, general and specific compensation policies and practices of the Company for directors, officers and other employees of the Company. The Compensation/Stock Option Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. The Committee determines or recommends to the Board of Directors for determination the specific compensation of the Company’s Chief Executive Officer and all of the Company’s other officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation. The Committee may not delegate any of its responsibilities unless it is to a subcommittee formed by the Committee, but only if such subcommittee consists entirely of directors who meet the independence requirements of the AMEX.

     The Compensation/Stock Option Committee is also charged with administering the Tengasco, Inc. Stock Incentive Plan (the “Stock Incentive Plan”). The Compensation/Stock Option Committee has complete discretionary authority with respect to the awarding of options and Stock Appreciation Rights (“SARs”), under the Stock Incentive Plan, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an incentive or a non-qualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments and the terms relating to such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the exercise of an SAR; whether to restrict the sale or other disposition of the shares of common stock acquired upon the exercise of an option or SAR; to subject the exercise of all or any portion of an option or SAR to the fulfillment of a contingency, and to determine whether such contingencies have been met; with the consent of the person receiving such option or SAR, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Stock Incentive Plan; and to make all other determinations necessary or advisable for administering the Plan.

     The Compensation/Stock Option Committee met one time in Fiscal 2007. The Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services. To date, the Committee has not retained any such consultants or advisors to assist it, although it may do so in the future if it deems it necessary. A more detailed discussion of the actions taken in Fiscal 2007 by the Committee with respect to the compensation of the Company’s executive officers is set forth below under the heading Compensation Discussion and Analysis in the section entitled Executive Compensation.

                Compensation/Stock Option Committee Interlocking
               And Insider Participation

     No interlocking relationship existed or exists between any member of the Company's Compensation/Stock Option Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation/Stock Option Committee is an officer or an employee of the Company.

                Compensation Committee Report

      The Compensation/Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the heading “Executive Compensation – Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation/Stock Option Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                              The Members of the Compensation/Stock

Option Committee

John A. Clendening

Carlos P. Salas

          Other Committees

     The Company’s Board also has a frontier exploration committee. The members of this Committee in Fiscal 2007 were Jeffrey R. Bailey, John A. Clendening and Carlos P. Salas. The Committee met three (3) times in Fiscal 2007 to discuss new areas of potential development for the Company.

     Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC no later that the second business day after the date on which the transaction occurred unless certain exceptions apply. In fiscal 2007, the Company, its officers and directors and its shareholders owning more than 10% of its common stock were not delinquent in filing of any of its Form 3, 4, and 5 reports except that Charles Patrick McInturff failed to timely file his Report on Form 3 after he was appointed a Vice President of Company in December 2007. Mr. McInturff subsequently filed the Form 3 Report which indicated that he did not own any shares of stock of the Company or any derivative instruments granting him rights to acquire shares of the Company at the time he was appointed Vice President.

     Family and Other Relationships

     There are no family relationships between any of the present directors or executive officers of the Company except that Carlos P. Salas, a Director of the Company, is the cousin of Peter E. Salas, also a director of the Company. Mr. Carlos P. Salas is also one of seven members of Dolphin Advisors, LLC which serves as the managing general partner of Dolphin Direct Equity Partners, L.P., a private company investment fund that is not a shareholder of the Company. The majority owner of Dolphin Advisors, LLC is Dolphin Management, Inc., the sole shareholder of which is Peter E. Salas. Dolphin Management, Inc. is also the managing partner of Dolphin Offshore Partners, L.P. which directly owns 20,839,492 shares of the Company’s common stock. Peter E. Salas is the controlling person of Dolphin Offshore Partners, L.P. Carlos P. Salas has no direct or indirect ownership interest in Dolphin Offshore Partners, L.P. All of these factors were considered by the Board of Directors in making its determination that Carlos P. Salas is an independent director. See above, “Director Independence”. There are no family relationships between any of the other Directors or executive officers of the Company.

     Involvement in Certain Legal Proceedings

     To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

     To the knowledge of management, during the past five years, no present director, executive officer or person nominated to become a director or an executive officer of the Company:

(1)     Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, commodities, securities or banking activities;

(4)

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting him or her for more than 60 days from engaging in, or being associated with any person engaging in, any type of business, commodities, securities or banking activities;

(5)

Was found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission (“CFTC”) to have violated any federal or state securities law or Federal commodities law, and the judgment in such civil action or finding by the SEC or CFTC has not been subsequently reversed, suspended, or vacated.

     Stockholder Communications with the Board of Directors

     Stockholders may communicate with the Board of Directors of the Company by writing to: Cary V. Sorensen, Secretary, Tengasco, Inc., 10215 Technology Drive, N.W., Suite 301, Knoxville, TN 37932 or by e-mail: to: CSorensen@tengasco.com Subject: Communication to Board of Directors. All letters and e-mails will be answered, if possible, and will be distributed to board members as appropriate. Notwithstanding the foregoing, the Company has the authority to discard or disregard any communication, which is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name and Address	Title	Number of Shares Beneficially Owned[5]	Percent of Class [6]
Jeffrey R. Bailey 2306 West Gallaher Ferry Knoxville, TN 37932	Director; Chief Executive Officer	926,287[7]	1.5%
Matthew K. Behrent c/o EDC LLC 825 8th Avenue 23rd Floor New York, NY 10019	Director	None	0%
John A. Clendening 1031 Saint Johns Drive Maryville, TN 37801	Director	375,500[8]	Less than 1%
Carlos P. Salas 129 East 17th Street New York, NY 10003	Director	105,500[9]	Less than 1%
Peter E. Salas PO Box 16867 Fernandina, FL 32035	Director; Chairman of the Board	21,107,492[10]	35.6%
Mark A. Ruth 9400 Hickory Knoll Lane Knoxville, TN 37931	Chief Financial Officer	315,100[11]	Less than 1%
Cary V. Sorensen 5517 Crestwood Drive Knoxville, TN 37919	Vice President; General Counsel; Secretary	295,000[12]	Less than 1%
Charles Patrick McInturff 7500 San Felipe, Suite 400 Houston, TX 77063	Vice President	80,000[13]	Less than 1%
All Officers and Director-Nominees As a group		23,204,879[14]	38%

Change In Control

     To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     The objectives of the Company’s compensation programs are to attract and retain qualified and talented professional individuals to perform the duties of the Company’s executive offices.

     The Company’s compensation program is designed to fairly reward the Company’s executive officers for their overall performance in long term management of the affairs of an oil and gas exploration, production, and marketing company. The measurement of successful performance has significant elements of subjective judgment in view of the lack of any directly comparable single element or group of elements to which the Company and its performance may be readily compared from time to time. The variable elements include market capitalization, nature and size of the Company’s reserves, growth of the Company’s reserve base, and the number of and duties of the executive officers of other companies that may be comparable to the Company in one or more aspect of their operations.

     The elements of the Company’s compensation programs include salary, health insurance, stock options, and in certain circumstances the award of a cash bonus. As of the present time, the Company compensation plan does not include any retirement plan; any retirement savings plan; any life or disability insurance plan; any social club memberships or dues or any payments for housing, cars, boats, or other property of any kind to any person. The Company has not entered into any contracts for compensation to any person in the event of a change in control of the Company. The Company reimburses costs of maintaining required professional certifications for its chief financial officer and general counsel, and provides use of a company vehicle for the Company’s chief executive officer and Vice President Patrick McInturff. The Company pays no other elements of compensation to its executive officers. The relatively small size of the Company in comparison to many entities engaged in the capital-intensive oil and gas business coupled with the lack of many elements of compensation maintained by some of those companies presents the Company with additional risks in meeting its objectives of attracting and retaining qualified and talented professional individuals.

     The Company chooses to pay each element in order to best meet the Company’s goal of attracting and retaining qualified and talented professional individuals. The salary component of the compensation is important and the Company attempts to be competitive with what it believes to be the compensation of other companies of similar size and scope of operations. To date, the Company has not engaged the services of a compensation review consultant or service in view of the cost of such services compared to the size and revenues of the Company. The stock option element of compensation is paid in order to provide additional compensation in the long term commensurate with growth of the Company and increased share value that may result from the performance of the executive receiving the options. The award of a bonus upon review of Company performance provides an additional incentive. The lack of other compensation elements such as other insurance, retirement, or retirement savings plans focuses the importance of the salary and stock option elements of the Company’s compensation plan.

     The Company determines the amount (and, where applicable, the formula) for each element to pay by reviewing annually the compensation levels of the Company’s executive officers and determining from the performance of the Company during that time since the last review what appropriate compensation levels may be during the upcoming annual period. The Company has no existing formula for determination of the salary, stock options, or bonus elements of compensation.

     Each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements in this manner: the salary and stock option elements (being the significant elements of overall compensation) are intended to serve primarily as current and long-term compensation respectively. Review of salary levels and consideration of bonus awards on an annual basis and vesting of options over a forward period serve to allow the Company to attempt to meet its objectives of attracting and maintaining qualified and talented professional individuals in service as the Company’s executive officers.

     Applying these principles, the Company compensated its executive officers for 2007 as set forth in the tables below.

     Executive Officer Compensation

The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company's Chief Executive Officer, Chief Financial Officer and other executive officers whose compensation exceeded $100,000 during fiscal years ended December 31, 2007, December 31, 2006 and December 31, 2005.

Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($)[15] (f)	Non-Equity Incentive Plan Comp-ensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jeffrey R. Bailey [16] Chief Executive Officer	2007 2006 2005	$165,000 $150,000 $130,000	$49,500		$11,000 $187,500				$214,500 $161,000 $317,500
Mark A. Ruth Chief Financial Officer	2007 2006 2005	$125,400 $114,000 $92,500	$25,080		$3,450 $60,000				$150,480 $117,450 $152,500
Cary V. Sorensen General Counsel	2007 2006 2005	$125,400 $114,000 $92,500	$5,096 $25,000		$3,450 $60,000				$130,496 $142,450 $152,500

Grants of Plan Based Awards in Fiscal 2007

     No equity or non-equity incentive plan awards or stock awards or options were granted during Fiscal 2007 to the Company's Chief Executive Officer, Chief Financial Officer or any of the Company's most highly compensated executive officers whose compensation exceeded $100,000 for Fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End
Option Awards[17]						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Jeffrey R. Bailey Chief Executive Officer	750,000[18] 20,000 20,000	500,000		$0.27 $0.58 $0.81	4/20/2010 1/20/2011 12/13/2011
Mark A. Ruth Chief Financial Officer	240,000[19] 15,000	160,000		$0.27 $0.58	4/20/2010 1/20/2011
Cary V. Sorensen General Counsel	240,000[20] 15,000	160,000		$0.27 $0.58	4/20/2010 1/20/2011

Options Exercises and Stock Vested in Last Fiscal Year

     In Fiscal 2007, no options were exercised by, and no stock awards vested to, the Company's Chief Executive Officer, Chief Financial Officer or any of the Company's most highly compensated executive officers whose compensation exceeded $100,000 for Fiscal 2007.

The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management has acquired full liability insurance for directors and executive officers and is considering adopting a 401(k) plan. However, there are no immediate plans to adopt a 401(k) plan at this time.

Employment Contracts

     On December 18, 2007, the Company entered into a two-year employment agreement with Charles Patrick McInturff pursuant to which Mr. McInturff will serve as Vice-President of the Company. Mr. McInturff will receive a salary of $185,000 per annum and will be eligible to receive a bonus based on his performance and the performance of the Company’s business as determined by the Compensation/Stock Option Committee of the Board of Directors, although no such bonus is guaranteed. Mr. McInturff will also be eligible to receive grants of stock options and as inducement to enter into the employment agreement with the Company, on February 1, 2008 he was granted an option to purchase 400,000 shares of the Company’s common stock at a price of $0.57 per share which was the closing price of the Company’s common stock as listed on the American Stock Exchange on the date the option was granted. The term of the option granted was for a period of five years with one-fifth of the option vesting immediately and the remainder vesting in equal increments over four years. During the term of the employment agreement Mr. McInturff shall have the right to participate in all employee benefit plans of the Company in effect and generally available to all similarly situated employees including, but not limited to, any health, hospitalization and other group insurance plans.

     There are presently no employment contracts relating to any other member of management. However, depending upon the Company's operations and requirements, the Company may offer long-term contracts to other executive officers or key employees in the future.

Compensation of Directors

     The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

     Directors who are on the Company’s Audit, Compensation/Stock Option and Nomination and Governance Committees are independent and therefore, do not receive any consulting, advisory or compensatory fees from the Company. However, such Board members may receive fees from the Company for their services on those committees. They may also from time to time be granted stock options under the Tengasco, Inc. Stock Incentive Plan. A plan (the “Plan”) to issue cash and/or shares of stock to independent directors for service on the various committees of the Board of Directors was authorized by the Board of Directors and approved by the Company’s shareholders. A copy of the Plan is posted at the Company’s website at www.tengasco.com.

     Under the Plan, the Board of Directors, in its discretion, from time to time may grant compensation to any or all independent directors serving on the Company’s Board of Directors as the Board may deem appropriate in the form of cash or Company stock, provided that the value of such compensation does not exceed the limits of compensation for determination of the independence of directors under rules and regulations of the SEC or the American Stock Exchange or such other exchange upon which shares of the Company may be listed. The Board may, but is not required, to consider the recommendations of the Compensation/Stock Option Committee with regard to any such cash or equity compensation to be awarded. No awards to any of the Company’s independent Directors were granted under this Plan in Fiscal 2007.

CERTAIN TRANSACTIONS

     Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions during 2006 and 2007, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last two completed fiscal years in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Hoactzin Partners, L.P. (“Hoactzin”) had acquired a 94.3% working interest in a twelve well drilling program (the “Twelve Well Program”) by the Company on its Kansas Properties in exchange for two promissory notes made by the Company in the aggregate principal amount of $2,514,000. The Company retained the remaining 5.7% working interest in the Twelve Well Program. The promissory notes exchanged by Hoactzin were originally issued by the Company in connection with loans made to the Company by Dolphin Offshore Partners, L.P. (“Dolphin”) to fund the Company’s cash exchange to holders of its Series A, B and C Preferred Stock. Peter E. Salas, the Chairman of the Board of Directors of the Company, is the controlling person of Hoactzin. He is also the sole shareholder and controlling person of Dolphin Management, Inc., the general partner of Dolphin, which is the Company’s largest shareholder.

Under the terms of the Twelve Well Program, once Hoactzin were to receive total proceeds from its working interest in the program in the amount of $3,016,800 Hoactzin would pay the Company a management fee equal to 85% of the net revenues attributable to its working interest in the Program for the remaining life of the twelve wells. In addition, the Company had an option to repurchase from Hoactzin the obligation to drill the final six wells of the Twelve Well Program by paying to Hoactzin an amount equal to one half of the principal amount of the notes exchanged by Hoactzin, plus interest on that amount at 6% per annum until the date of repurchase, and granting to Hoactzin a 1/16 overriding royalty in both the six wells existing at the time of repurchase and the next six wells in the Program drilled by the Company. Thereafter, Hoactzin agreed to extend the option to an indefinite future date being not later than the beginning of drilling of what would be the seventh well in the program.

In June 2006, the Company drilled the sixth well in the Twelve Well Program. On June 29, 2006 the Company closed a $50,000,000 credit facility with Citibank Texas, N.A. The Company’s initial borrowing base was set at $2,600,000 and the Company borrowed that amount on June 29, 2006 and used $1.393 million of the loan proceeds to exercise its option to repurchase from Hoactzin the Company’s obligation to drill the final six wells in the Company’s Twelve Well Program. As a result of the exercise of its repurchase option, the Company’s drilling obligations under the Twelve Well Program have been satisfied and the Program has been converted to a six well program. If the Company had not exercised its repurchase option, Hoactzin would have received a 94% working interest in the final six wells of the Twelve Well Program. However, as a result of the repurchase, Hoactzin will now receive only a 6.25% overriding royalty in six Company wells to be drilled, plus an additional 6.25% overriding royalty in the six program wells that had previously been drilled as part of the Twelve Well Program.

On September 17, 2007, the Company entered into a drilling program with Hoactzin for ten wells consisting of approximately three wildcat wells and seven developmental wells to be drilled on the Company’s Kansas Properties (the “Program”). Under the terms of the Program, Hoactzin was to pay the Company $400,000 for each well in the Program completed as a producing well and $250,00 per drilled well that was non-productive. The terms of Program also provide that Hoactzin will receive all the working interest in the ten wells in the Program, but will pay an initial fee to the Company of 25% of its working interest revenues net of operating expenses. This is referred to as a management fee but as defined is in the nature of a net profits interest. The fee paid to the Company by Hoactzin will increase to 85% of working interest revenues when net revenues received by Hoactzin reach an agreed payout point of approximately 1.35 times Hoactzin’s purchase price (the “Payout Point”). The Company intends to account for funds received for interests in the Program as an offset to oil and gas properties.

The Company has drilled all ten wells in the Program. Of the ten wells drilled, nine were completed as oil producers and are currently producing approximately 106 barrels per day in total. Hoactzin paid a total of $3,850,000 for its interest in the Program resulting in the Payout Point being determined as $5,215,595. The amount paid by Hoactzin for its interest in the Program wells exceeded the Company’s actual drilling costs of approximately $2.6 million for the ten wells by more than $1 million.

     Although production level of the Program wells will decline with time in accordance with expected decline curves for these types of well, based on the drilling results of the Program wells and the current price of oil, the Program wells are expected to reach the Payout Point in approximately four years solely from the oil revenues from the wells. However, under the terms of its agreement with Hoactzin reaching the Payout Point could be accelerated by the application of 75% of the net proceeds Hoactzin receives from the methane extraction project being developed by the Company’s wholly-owned subsidiary, Manufactured Methane Corporation, at the Carter Valley, Tennessee landfill toward reaching the Payout Point. (The methane extraction project is discussed in greater detail below.) Those methane project proceeds when applied will result in the Payout Point being achieved sooner than the estimated four year period based solely upon revenues from the Program wells.

     On October 24, 2006 the Company signed a twenty-year Landfill Gas Sale and Purchase Agreement (the “Agreement”) with BFI Waste Systems of Tennessee, LLC (“BFI”), an affiliate of Allied Waste Industrial. The Agreement was thereafter assigned to the Company’s wholly-owned subsidiary, Manufactured Methane Corporation (“MMC”) and provides that MMC will purchase all the naturally produced gas stream presently being collected and flared at the municipal solid waste landfill in Carter Valley serving the metropolitan area of Kingsport, Tennessee that is owned and operated by BFI in Church Hill, Tennessee. BFI’s facility is located about two miles from the Company’s existing pipeline serving Eastman Chemical Company (“Eastman”). Contingent upon obtaining suitable financing, the Company plans to acquire and install a proprietary combination of advanced gas treatment technology to extract the methane component of the purchased gas stream.  Methane is the principal component of natural gas and makes up about half of the purchased gas stream by volume. The Company plans to construct a small diameter pipeline to deliver the extracted methane gas to the Company’s existing pipeline for delivery to Eastman (the “Methane Project”).

     MMC has placed equipment orders for its first stage of process equipment (cleanup and carbon dioxide removal) and the second stage of process equipment (nitrogen rejection) for the Methane Project. It is anticipated that the total costs for the Project including pipeline construction, will be approximately $4.1 million including costs for compression and interstage controls. The costs of the Methane Project to date have been funded primarily by (a) the money received by the Company from Hoactzin to purchase its interest in the Ten Well Program which exceeded the Company’s actual costs of drilling the wells in that Program by more than $1 million (b) cash flow from the Company’s operations in the amount of approximately $1 million and (c) $825,000 of the funds the Company borrowed from its credit facility with Sovereign Bank. The Company anticipates that most of the remaining balance of the Methane Project costs will be paid from the Company’s cash flow.

     The Company anticipates that the equipment ordered by MMC will be manufactured and delivered to allow operations to begin in mid-2008 after equipment installation, testing, and startup procedures are begun. Commercial deliveries of gas will begin when the equipment is installed and tested, the pipeline is constructed and emission permits are obtained. Upon commencement of operations, the methane gas produced by the project facilities will be mixed in the Company’s pipeline and delivered and sold to Eastman Chemical Company (“Eastman”) under the terms of the Company’s existing natural gas purchase and sale agreement. At current gas production rates and expected extraction efficiencies, when commercial operations of the Project begin, the Company would expect to deliver about 418 MMBtu per day of additional gas to Eastman, which would substantially increase the current volumes of natural gas being delivered to Eastman by the Company from its Swan Creek field. At an assumed sales price of gas of $7 per MMBtu, near the average natural gas price received by the Company in 2007, the anticipated net revenues would be approximately $800,000 per year from the Methane Project based on anticipated volumes and expenses. The gas supply from this project is projected to grow over the years as the underlying operating landfill continues to expand and generate additional naturally produced gas, and for several years following the closing of the landfill, currently estimated by BFI to occur between the years 2022 and 2026.

     As part of the Methane Project agreement, the Company agreed to install a new force-main water drainage line for BFI, the landfill owner, in the same two-mile pipeline trench as the gas pipeline needed for the project, reducing overall costs and avoiding environmental effects to private landowners resulting from multiple installations of pipeline. BFI will pay the additional costs for including the water line. Construction of the gas pipeline needed to connect the facility with the Company’s existing natural gas pipeline began in January 2008. As a certificated utility, the Company’s pipeline subsidiary, TPC, requires no additional permits for the gas pipeline construction. The Company currently anticipates that pipeline construction will be concluded approximately the same time as equipment deliveries and installations occur or in the May to June 2008 time period, subject to weather delays during wintertime construction.

On September 17, 2007, Hoactzin, simultaneously with subscribing to participate in the Ten Well Program, pursuant to a separate agreement with the Company was conveyed a 75% net profits interest in the Methane Project. When the Methane Project comes online, the revenues from the Project received by Hoactzin will be applied towards the determination of the Payout Point (as defined above) for the Ten Well Program. When the Payout Point is reached from either the revenues from the wells drilled in the Program or the Methane Project or a combination thereof, Hoactzin’s net profits interest in the Methane Project will decrease to a 7.5% net profits interest. The Company believes that the application of revenues from the Methane Project to reach the Payout Point could accelerate reaching the Payout Point. As stated above, the price paid by Hoactzin for its interest in the Program exceeded the Company’s anticipated and actual costs of drilling the ten wells in the Program. Those excess funds provided by Hoactzin were used to pay for approximately $1,000,000 of equipment required for the Methane Project, or about 25% of the Project’s capital costs. The availability of the funds provided by Hoactzin eliminated the need for the Company to borrow those funds, to have to pay interest to any lending institution making such loans or to dedicate Company revenues or revenues from the Methane Project to pay such debt service. Accordingly, the grant of a 7.5% interest in the Methane Project to Hoactzin was negotiated by the Company as a favorable element to the Company of the overall transaction.

     The Company also announced that on September 17, 2007 it entered into an additional agreement with Hoactzin providing that if the Ten Well Program and the Methane Project interest in combination failed to return net revenues to Hoactzin equal to 25% of the purchase price it paid for its interest in the Ten Well Program (the “Purchase Price”) by December 31, 2009, then Hoactzin has an option to exchange up to 20% of its net profits interest in the Methane Project for convertible preferred stock to be issued by the Company with a liquidation value equal to 20% of the Purchase Price less the net proceeds received at the time of any exchange. The conversion option would be set at issuance of the preferred stock at the then twenty business day trailing average closing price of Company stock on the American Stock Exchange. Hoactzin has a similar option each year after 2009 in which Hoactzin’s then-unrecovered Purchase Price at the beginning of the year is not reduced 20% further by the end of that year, using the same conversion option calculation at date of the subsequent year’s issuance if any. The Company, however, may in any year make a cash payment from any source in the amount required to prevent such an exchange option for preferred stock from arising. In addition, the conversion right is limited to no more than 19% of the outstanding common shares of the Company. In the event Hoactzin’s 75% net profits interest in the Methane Project were fully exchanged for preferred stock, by definition the reduction of that 75% interest to a 7.5% net profits interest that was agreed to occur upon the receipt of 1.3547 of the Purchase Price by Hoactzin could not happen because the larger percentage interest then exchanged, no longer exists to be reduced. Accordingly, Hoactzin would retain no net profits interest in the Methane Project after a full exchange of Hoactzin’s 75% net profits interest for preferred stock.

     Under this exchange agreement, if no proceeds at all were received by Hoactzin through 2009 or in any year thereafter (i.e. a worst-case scenario already impossible in view of the success of the Ten Well Program), then Hoactzin would have an option to exchange 20% of its interest in the Methane Project in 2010 and each year thereafter for preferred stock with liquidation value of 100% of the Purchase Price (not 135%) convertible at the trailing average price before each year’s issuance of the preferred. The maximum number of common shares into which all such preferred could be converted cannot be calculated given the formulaic determination of conversion price based on future stock price. However, assuming for purposes of a calculation example only, a uniform stock price of $.75 per share, the preferred stock would be convertible (at investment $3.7 million for eight of ten producing wells) or 4.93 million common shares, approximately 8.35% of the Company’s currently outstanding shares.

     However, the Company anticipates that with the demonstrated successful results of the Ten Well Program that the payout of 25% of the Purchase Price will be reached by December 31, 2009 and no requirement to issue preferred stock will arise in 2010. The Company further anticipates that at current oil and gas prices, and at currently expected sales levels of methane gas from the Methane Project to come online in 2008, that the balance of the unrecovered Purchase Price by Hoactzin will also be reduced by at least 20% each year thereafter. Based only on current production from the nine producing wells in the Ten Well Program (i.e. not considering any revenue contribution from the Methane Project), expected decline curves for production, and using current oil prices, the Company expects that by December 2009, Hoactzin will have received approximately 66% of the Purchase Price, far in excess of the 25% required in order to obviate any occasion to exchange its interest in the Methane Project for preferred stock. As a result, the Company believes it is highly unlikely that any obligation to issue preferred stock will arise under the terms of this agreement at any time in the future.

          On December 18, 2007, the Company entered into a Management Agreement with Hoactzin. On that same date, the Company also entered into an agreement with Charles Patrick McInturff employing him as a Vice-President of the Company. Pursuant to the Management Agreement with Hoactzin, Mr. McInturff’s duties while he is employed as Vice-President of the Company will include the management on behalf of Hoactzin of its working interests in certain oil and gas properties owned by Hoactzin and located in the onshore Texas Gulf Coast, and offshore Texas and offshore Louisiana. As consideration for the Company entering into the Management Agreement, Hoactzin has agreed that it will be responsible to reimburse the Company for the payment of one-half of Mr. McInturff’s salary, as well as certain other benefits he receives during his employment by the Company. In further consideration for the Company’s agreement to enter into the Management Agreement, Hoactzin has granted to the Company an option to participate in up to a 15% working interest for a corresponding price of up to 15% of the actual project costs, in any new drilling or work-over activities undertaken on Hoactzin’s managed properties during the term of the Management Agreement. The term of the Management Agreement is the earlier of the date Hoactzin sells its interests in its managed properties or 5 years.

           Review, Approval or Ratification of Transactions with Related Parties21

          The Company’s Board of Directors has adopted a written Related Party Transactions Approval Policy which is posted on the Company’s website at www.tengasco.com. It is the Company’s preference to avoid entering into a material related-party transaction if a transaction with a non-related party is available on an equally timely and equally beneficial basis. However, if a Related Party Transaction appears to be in the Company’s best interest then it will be approved or ratified if the Board of Directors expressly finds that the terms of the transaction are comparable to or more beneficial to the Company than those that could be obtained in arm’s length dealings with an unrelated third party; or, the transaction is approved by the majority of disinterested members of the Company’s Board of Directors.

      Parent Of Issuer

The Company has no parent.

BOARD RECOMMENDATION AND VOTE REQUIRED

     For Proposal No. 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder. Directors will be elected by a plurality of the votes of the shares of the Company's common stock present in person or represented by proxy, and entitled to vote on the election of directors at a meeting at which a quorum is present. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a director-nominee, as each abstention would be one less vote in favor of a director nominee. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. The Board of Directors recommends that stockholders vote "FOR" the nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the nominees set forth above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE TENGASCO, INC.
STOCK INCENTIVE PLAN TO (i) INCREASE THE
NUMBER OF SHARES THAT MAY BE ISSUED UNDER
THE PLAN AND (ii) EXTEND THE TERM OF THE PLAN

     The Board of Directors of the Company on October 25, 2000 adopted the Tengasco, Inc. Stock Incentive Plan (the “Plan”) to provide an incentive to key employees, officers, directors and consultants of the Company and its present and future subsidiary corporations, and to offer an additional inducement in obtaining the services of such individuals. The plan was approved by the Company’s shareholders on June 26, 2001. The Plan provides for the grant to employees of the Company of "Incentive Stock Options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Nonqualified Stock Options to outside Directors and consultants to the Company and stock appreciation rights ("SARs").

     On May 19, 2005, the Board of Directors, upon recommendation of the Compensation/Stock Option Committee approved an amendment to the Plan which provided for the increase of the aggregate number of shares of common stock that may be issued under the Plan from 1,000,000 shares to 3,500,000 shares. All other terms of the Plan remain unchanged. This Amendment was approved by the Company’s shareholders on July 19, 2005.

     As of December 31, 2007, there were outstanding options to purchase 2,441,000 shares granted under the Plan and only 39,638 shares remaining available for issuance for options and stock appreciation rights to be granted under the Plan. All options granted under the Plan were granted at an exercise price at least equal to the market price of the Common Stock on the date of the grant of such options. The Stock Option/Compensation had advised the Board of its desire to recommend, subject to shareholder approval to amend the Plan, further grants of options under the Plan to Directors, officers and employees of the Company whose performance in the Committee’s discretion warrant the award of such options. Awards made pursuant to the Plan are an integral and critical part of the Company’s overall compensation policy for its officers and employees and also provides the Company with greater flexibility and methods in compensating its Directors and consultants. As a result, on February 1, 2008, the Board adopted amendments to the Plan to increase the number of shares of common stock that may be issued under the Plan by an additional 3,500,000 shares and to also increase the term of the Plan which is scheduled to terminate on October 24, 2010 for an additional ten years to October 24, 2020.

     Because the number of shares under the Plan as it presently exists are not sufficient to cover future options and/or stock appreciation rights to be awarded and the Plan is scheduled to terminate in a little over two years, at the Annual Meeting, the shareholders will be asked to approve the amendments to the Plan. Shareholder approval of the proposed amendments are required pursuant to the terms of the Plan and the rules and policies of the American Stock Exchange. The purpose of these amendment to the Plan are to insure the continuation of the Plan which will provide the Company with a greater ability to attract and retain qualified individuals as employees, consultants, officers and directors by the granting of options and stock appreciations rights. In order to attract and retain such individuals the Company needs to be in a position to offer options to acquire shares of the Company’s common stock in excess of the present share maximum under the current Plan.

     The following summary description of the principal terms of the Plan, does not purport to be complete and is qualified in its entirety by the full text of the Plan, as amended, a copy of which may be obtained without cost upon written request to the Secretary of the Company.

TERMS OF THE PLAN

     Administration

     The Plan is administered by the Compensation/Stock Option Committee (the “Committee”) which is appointed by the Company’s Board of Directors.

     Eligibility

     The Plan provides for the grant to employees of the Company of "Incentive Stock Options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Nonqualified Stock Options to outside Directors and consultants to the Company and stock appreciation rights ("SARs"). The Plan is open to participation by any person or entity that renders bona fide services to the Company, including, without limitation, (i) a person employed by the Company in a key capacity; (ii) an officer or director (including advisory or other directors) of the Company; and (iii) a person or company engaged by the Company as a consultant or advisor.

     In determining the persons to whom Options or SARs shall be granted (hereinafter an individual who receives a grant of an Option or SAR is referred to as the “Recipient”) and the number of shares to be covered by each Option or SAR, the Committee takes into account the duties of the respective persons, their past, present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

     A Recipient shall be eligible to receive more than one grant of an Option or SAR during the term of the Plan.

     Without amending the Plan, the Board of Directors may grant Options and SARs under the Plan to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan but consistent with the purpose of the Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws of other countries.

     Termination of the Plan and Amendment

     As presently in effect, no options may be granted under the Plan after October 24, 2010. The Plan may be amended consistent with applicable laws and regulations, suspended or terminated at any time by the Committee. The Committee may decrease the number of shares subject to the Plan and may increase such number but only as a consequence of a stock split, reorganization, merger, recapitalization or other change in the corporate structure of the Company affecting all shares of Common Stock, as more specifically explained in the Plan. No termination or amendment of the Plan shall, without the consent of the Recipient of an existing Option or SAR, adversely affect his rights under such Option or SAR.

     Grant of Options and SARs

     Each option or SAR granted under the Plan shall be evidenced by a written agreement (the “Agreement”) between the Company and the Recipient which shall state the number of shares covered by the option or SAR; the exercise price for the option or the base price for the SAR; and, the period during and times at which the option or SAR shall be exercisable. The Fair Market Value of the Company’s Common Stock on the date such Option and SAR is granted shall be the closing price per share of Common Stock on the American Stock Exchange on that day or if the Common Stock is not listed on a national securities exchange it shall be determined by the Committee.

     The purchase price of a Nonqualified Stock Option may not be less than 85% of the Fair Market Value of shares of Common Stock underlying such option and the Committee and the Recipient shall also pay the full amount of any required Federal, state or local withholding tax. The Committee may permit the Recipient to pay the withholding tax by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld.

     The purchase price of an Incentive Stock Option may not be less than 100% of the Fair Market Value of shares of Common Stock underlying such option and must be exercisable within ten years from the date it was granted. The aggregate Fair Market Value of the shares of Common Stock underlying an Incentive Stock Option which are exercisable during any calendar year during the term of such Option shall not exceed $100,000.

     The purchase price of any Incentive Stock Option granted to any Employee of the Company who owns more than 10% of the total combined voting power of all classes of stock of the Company shall be 110% of the Fair Market Value of the shares of Common Stock underlying such option on the date it is granted and such option must be exercisable within 5 years from the date it was granted.

     In the event any Option granted as an Incentive Stock Option fails to conform to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

     An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder.

     The Company may, in its sole discretion and without the consent of the Recipient, elect at any time to convert any Option granted under the Plan to a SAR. In the event of such an election, any converted SAR shall remain in effect until the Option involved would have expired under the terms of the Agreement with the Recipient. The value of such a SAR shall be determined using the Fair Market Value of the Shares subject to the Option on the date the Option was first granted. Notice of such an election shall be provided to the Recipient as soon as feasible after the date of the election.

     Exercise of Option or SAR

      Upon the exercise of an Option, payment of the option purchase price shall be paid in full unless the Agreement permits installment payments. The purchase price for the option shall be paid in cash, or in shares of Common Stock having a Fair Market Value equal to such option price, or in property or in a combination of cash shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment.

     Upon the exercise of an SAR, the Committee shall issue to the Recipient either (1) Shares of Common Stock based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash, equal in value to the amount payable under the SAR. Any cash payment to be made by the Company may, as determined by the Committee in its sole discretion, be payable in installments over a period of no more than 6 months.

     Termination of Association with the Company

     In the event a Recipient ceases to be an employee or Director of, or consultant to, the Company (other than for reasons of disability retirement or death) all Options and SARs granted to the Recipient prior to the date of termination may be exercised at any time within three months after the date of termination, but in no event after the term of the Option or SAR if it expires prior to the end of that three month period. In the event a Recipient’s employment, consulting or other relationship is terminated for cause, all Options and SARs previously granted to such Recipient to the extent not previously exercised will terminate immediately.

     Death, Disability or Retirement

     If a Recipient retires or dies while he is associated with the Company or whose association with the Company is terminated by reason of a permanent and total disability (as defined in Section 22(e) (3) of the Code), any option or SAR granted to the Recipient may be exercised by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such options or SARs by reason of the death or Disability of the Recipient, at any time within one year after the date of death, disability or retirement of the Recipient unless the term of the Option or SAR expires prior to that time; provided, however, that in the case of an Incentive Stock Option such one-year period shall be limited to three months in the case of retirement.

     Laws and Regulations

     The obligation of the Company to issue and deliver shares following the exercise of an Option or payment upon the exercise of an SAR under the Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate any Federal or state securities laws or any other applicable laws, rules or regulations.

     Discretion as to Awards

     The Committee shall have absolute discretion to determine when and to whom grants of Options or SARs under the Plan are to be made, and the number of shares and exercise prices to be awarded. No person shall have any tacit or other right to an award of an Option or SAR unless and until an explicit award under the Plan has been made.

     Nature of the Plan

     The Plan is strictly compensatory in nature and is not in the nature of savings, dividend reinvestment, profit-sharing or pension plan. Accordingly, the Plan has no assets or funds to be administrated or invested by its administrators. Please note that participants do not and will not own any interest of any kind in the Plan itself.

Tax Matters

     ERISA Applicability

     The Plan, the award shares and option shares issuable thereunder, are not subject to the Employee Retirement Income Security Act of 1974, as amended.

     Federal Income Tax Consequences

     Recipients

Options

     Options granted under the Plan may be either Nonqualified Stock Options or Incentive Stock Options qualifying under Section 422A of the Code.

               Nonqualified Stock Options

     A Recipient is not subject to Federal income tax upon the grant of a Nonqualified Stock Option. At the time of exercise, the Recipient will realize compensation income (subject to withholding) to the extent that the then Fair Market Value of the Option Shares exceeds the purchase price of the Option. The amount of such income will constitute an addition to the Recipient’s tax basis in the Option Shares. Sale of the Shares will result in capital gain or loss (long-term or short-term) depending on the Recipient’s holding period. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the Recipient realizes compensation income.

               Incentive Stock Options

     Options granted under the Plan denominated as Incentive Stock Options are intended to constitute incentive stock options under Section 422A of the Code. A Recipient is not subject to Federal income tax upon either the grant or exercise of an Incentive Stock Option. If the Recipient holds the shares acquired upon exercise for at least one year after issuance of the Option Shares and until at least two years after grant of the Option (the “Requisite Holding Period”), then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss. To obtain favorable tax treatment, an Incentive Stock Option must be exercised within three months after termination of employment (other than by retirement, disability, or death) with the Company or a 50% subsidiary. To obtain favorable tax treatment, an Incentive Stock Option must be exercised within three months of retirement or within one year of cessation of employment for disability (with no limitation in the case of death), notwithstanding any longer exercise period permitted under the terms of the Plan. The Company will not be entitled to a Federal tax deduction with respect to the grant or exercise of the Incentive Stock Option.

     If the Recipient sells the Option Shares acquired under an Incentive Stock Option before the Requisite Holding Period, he or she will be deemed to have made a “disqualifying disposition” of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. (However, if the disposition is by gift or by sale to a related party, the compensation income must be measured by the value of the shares at exercise over the option price.) Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, the Company will be entitled to a Federal tax deduction in the amount of the compensation income realized by the Recipient.

     In addition to the federal income tax consequences described above, a Recipient may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Recipient's regular tax. For this purpose, upon the exercise of an Incentive Stock Option, the excess of the Fair Market Value of the Option Shares over the exercise price for such shares is a tax preference item. In addition, the Recipient’s basis in the Option Shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a Recipient is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the Recipient's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

          SARs

     SARs may be awarded with respect to both Incentive Stock Options and Nonqualified Stock Options under the Plan. A Recipient is not taxed upon the grant of an SAR. A Recipient exercising an SAR for cash will realize compensation income (subject to withholding) in the amount of the cash received. The Company is entitled to a tax deduction at the same time and to the same extent that the Recipient realizes compensation income.

     The Company

     The grant and exercise of Incentive Stock Options and Nonqualified Stock Options under the Plan generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a Recipient including income that results from the exercise of a Nonqualified Stock Option, SAR or a disqualifying disposition of an Incentive Stock Option. Any such deduction will be subject to the limitations of Section 162(m) of the Code which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 2004. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company believes that the options and SAR’s it grants under the Plan will be considered “performance-based” and not subject to the deduction limitations of Section 162(m). Future changes in Section 162(m) or the regulations thereunder may adversely affect the Company’s ability to ensure that grants under the Plan will qualify as “performance-based compensation” that is fully deductible by the Company.

     The foregoing is only a summary of the effect of federal income taxation upon the Recipient and the Company with respect to grants under the Plan. It does not purport to be complete and does not discuss, among other things, the tax consequences arising in the event of a Recipient’s death or the income tax laws of the municipality or state under which the Recipient’s income may be taxable.

NEW PLAN BENEFITS

     Other than the options previously granted under the Plan as set forth above, any future grants under the Plan are subject to the discretion of the Committee and therefore, are not determinable at this time. Each grant of an Incentive Stock Option will be made at fair market value on the date of the grant; the Company expects that each award other than an Incentive Stock Option will be made with an exercise price at or near the market value of the Company’s Common Stock on the day of grant. The value of each such grant depends on the fair market value of the Company’s Common Stock on the day of exercise and therefore, can not be determined or estimated at this time. Since neither future grants or the value of such grants under the Plan can be determined at this time a new benefits table, as described in the federal proxy rules, is not provided.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of Fiscal 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding, options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,441,000	$0.30	39,368
Equity compensation plans not approved by security holders	0	N/A	0
Total	2,441,000	$0.30	39,368

BOARD RECOMMENDATION AND VOTE REQUIRED

     The Board deems approval of the amendment to the Plan to be in the best interests of the Company and therefore, recommends a vote FOR the amendments to the Plan. If a quorum is present at the annual meeting, the amendments to the Plan will be approved upon the affirmative vote by a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents a majority of the shares entitled to vote on the proposal. Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the approval of the amendments to the Plan. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" Proposal No. 2 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
RODEFER MOSS & CO, PLLC AS INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Rodefer Moss & Co, PLLC (“Rodefer Moss”) of Knoxville, Tennessee, independent certified public accountants, to audit the accounts for the Company for fiscal year ending December 31, 2008 ("Fiscal 2008"). Rodefer Moss has audited the Company's financial statements for the past three (3) fiscal years. The Company is advised that neither Rodefer Moss nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Rodefer Moss to be well qualified for the function of serving as the Company's auditors. Tennessee Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

AUDIT AND NON-AUDIT FEES

      The following table presents the fees for professional audit services rendered by the Company’s current independent accountants, Rodefer Moss, for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees for other services rendered by Rodefer Moss during those periods:

Fee Category	Fiscal 2007	Fiscal 2006
Audit Fees	$102,400	$98,400
Audit-Related Fees	$1,950	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Fees	$104,350	$98,400

     Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s consolidated financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of and other services related to registration statements and other offering memoranda.

     Audit-related fees are for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements.

     Tax Fees include (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.

     All Other Fees includes fees for all other services provided by the principal accountants not covered in the other categories such as litigation support, etc.

     All of the services for 2006 and 2007 were performed by the full-time, permanent employees of Rodefer Moss.

     All of the 2007 services described above were approved by the Audit Committee pursuant to the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent auditors. The Audit Committee considered whether the provisions of such services, including non-audit services, by Rodefer Moss were compatible with maintaining its independence and concluded they were.

BOARD RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors recommends that you vote in favor of the above proposal to ratify the appointment of Rodefer Moss & Co, PLLC as independent auditors of the Company for Fiscal 2008. A representative of Rodefer Moss & Co, PLLC is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Audit Committee and the Board of Directors will review the future selection of the Company's independent auditors.

     Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Rodefer Moss & Co, PLLC as the Company's independent certified public accountants for Fiscal 2008. Shares voted as abstaining will count as votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" Proposal No. 3 because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 2008 annual meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by December 26, 2008 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

     SEC rules and regulations provide that if the date of the Company's 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2008 Annual Meeting. Upon determination by the Company that the date of the 2008 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

                              By Order of the Board of Directors

                              Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey R. Bailey and Cary V. Sorensen as proxies (the "Proxies"), each with power of substitution and re-substitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the "Company") held of record by the undersigned on April 10, 2008 at the Annual Meeting of stockholders to be held at the Homewood Suites by Hilton, 10935 Turkey Drive, Knoxville, Tennessee, on Monday, June 2, 2008, at 9:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes / / in blue or black ink.

1.     Election of Directors: Jeffrey R. Bailey, Matthew K. Behrent, John A. Clendening, Carlos P. Salas and Peter E. Salas.

     (Mark only one of the two boxes for this item)

     / /     VOTE FOR all nominees named above except those who may be named on these two lines:

     ____________________________________________________________
     ____________________________________________________________
(OR)

     / /     VOTE WITHHELD as to all nominees named above.

2.      Proposal to approve amendments to the Tengasco, Inc. Stock Incentive Plan to (i) increase the number of shares of common stock that may be issued under the Plan by 3,500,000 shares and (ii) extend the Term of the Plan for an additional ten years.

     FOR     / /     AGAINST     / /     ABSTAIN     / /

3.     Proposal to ratify appointment of Rodefer Moss & Co, PLLC as the Company's independent certified public accountants for Fiscal 2007:

     FOR     / /     AGAINST     / /     ABSTAIN     / /

4.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1, 2 and 3.

     Please mark, date, and sign and return this Proxy promptly in the enclosed envelope.

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              Dated: _______________________, 2008

                              X ____________________________                                     Signature

                              X _____________________________
                              Print Name(s)

                              X ____________________________                                    Signature, if held jointly

1      Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power.

2      Consists of 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”) and 218,000 shares held directly by Peter E. Salas, and a vested, fully exercisable option to purchase 50,000 shares granted to Mr. Salas who is the Chairman of the Company’s Board of Directors and is the sole shareholder and controlling person of Dolphin Management, Inc., the general partner of Dolphin.

3      Under these categorical standards “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

4      For purposes of this categorical standard, an “affiliated person of the Company” means a person that directly, or indirectly through intermediaries controls, or is controlled by, or is under common control with the Company. A person will not be considered to be in control of the Company, and therefore not an affiliate of the Company, if he is not the beneficial owner, directly or indirectly of more than 10% of any class of voting securities of the Company and he is not an executive officer of the Company. Executive officers of an affiliate of the Company as well as a director who is also an employee of an affiliate of the Company will be deemed to be affiliates of the Company.

5      Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power. The shares set forth in the table are as of April 10, 2008.

6      Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934 based upon 59,158,750 shares of common stock being outstanding as of the record date, April 10, 2008. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of April 10, 2008 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outststanding.

7      Consists of 136,287 shares held directly and vested, fully exercisable options to purchase 790,000 shares.

8      Consists of 355,500 shares held directly and vested, fully exercisable options to purchase 20,000 shares.

9      Consists of 5,500 shares held directly and vested, fully exercisable options to purchase 100,000 shares.

10      Consists of 218,000 shares held directly, vested, fully exercisable options to purchase 50,000 shares and 20,839,492 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”). Peter E. Salas is the sole shareholder of and controlling person of Dolphin Management, Inc. which is the general partner of Dolphin.

11      Consists of 60,100 shares held directly and vested, fully exercisable options to purchase 255,000 shares.

12      Consists of 40,000 shares held directly and vested, fully exercisable options to purchase 255,000 shares.

13      Consists of vested, fully exercisable options to purchase 100,000 shares.

14      Consists of 815,387 shares held directly by management, 20,839,492 shares held by Dolphin and vested, fully exercisable options to purchase 1,550,000 shares

15      The amounts represented in this column are equal to the dollar amount recognized for financial statement reporting purposes in connection with options granted under the Tengasco, Inc. Stock Incentive Plan. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating the dollar amount recognized for financial reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R.

16      Mr. Bailey is also a member of the Board of Directors of the Company. In 2006 he was awarded an option pursuant to the Tengasco, Inc. Stock Incentive Plan to purchase 20,000 shares of the Company’s common stock at a price of $0.81 per share for his services as a director.

17      All options awarded reflected in this table were granted pursuant to the Tengasco, Inc. Stock Incentive Plan.

18      Option awarded in 2005 to purchase 1,250,000 shares of the Company’s common stock vests over a period of four years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2007 the right to purchase 750,000 shares was fully vested and exercisable.

19      Option awarded in 2005 to purchase 400,000 shares of the Company’s common stock vests over a period of four years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2007 the right to purchase 240,000 shares was fully vested and exercisable.

20      Option awarded in 2005 to purchase 400,000 shares of the Company’s common stock vests over a period of fours years with 20% vested upon authorization and additional 20% on each anniversary date of authorization over the next four years. As of December 31, 2007 the right to purchase 240,000 shares was fully vested and exercisable.

21      A “Related Party” is any director or executive officer of the Company, any nominee for director, any shareholder known to be the beneficial owner of more than 5% of any class of the Company’s voting stock, and any Immediate Family Member of any such Party. “Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.